Exhibit 10.1
                                                               ------------


                             SEPARATION AGREEMENT

     This SEPARATION AGREEMENT (this "Agreement"), dated as of September 21, 2005, is entered into by and between Packaging Dynamics Corporation, a Delaware corporation (the "Company") and Phillip D. Harris ("Executive").

     WHEREAS, Executive has been employed as President and Chief Operating Officer of the Company;

     WHEREAS, Executive has decided to resign from his position as President and Chief Operating Officer of the Company and from all offices, directorships and other positions with the Company and any of its affiliates and subsidiaries; and

     WHEREAS, the Company has agreed to accept such resignation.

     NOW, THEREFORE, in consideration of the mutual agreements and understandings set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

     Section 1. Termination of Service; Benefits.
                --------------------------------

          (a) Resignation of Position. Effective as of September 21, 2005, Executive hereby resigns as a director of the Company and any of its affiliates and subsidiaries. Effective as of September 30, 2005 (the "Position Resignation Date"), Executive hereby resigns his positions as President and Chief Operating Officer of the Company, and resigns as officer of the Company and any of its affiliates and subsidiaries, and shall no longer serve in any of these capacities. Notwithstanding the provisions of the previous sentence, Executive shall remain an employee of the Company until the Employment Resignation Date as defined below. Furthermore, effective as of the date hereof, that certain Severance and Change of Control Agreement, dated as of January 23, 2003, by and between the Company and Executive shall be terminated and Company and Executive agree that Executive's employment is not being terminated in connection with a Change of Control, as such term is defined in the Severance and Change of Control Agreement. On the Position Resignation Date, Executive shall be paid Executive's accrued but unpaid base salary through the Position Resignation Date, regardless of whether he executes this Agreement, in accordance with the Company's customary payroll practices. Executive will also be reimbursed for all unreimbursed expenses in an aggregate amount not to exceed $10,000 that were incurred by Executive in the furtherance of Company business through the Position Resignation Date within three (3) business days of providing reasonable documentation relating to such expenses. With respect to any benefits or rights that Executive has accrued or earned under any of the Company's employee benefit plans, Executive shall be entitled to such benefits pursuant to the terms of such plans.

          (b) Employment Continuation. Executive shall remain an employee of the Company until March 31, 2006 (the "Employment Resignation Date"), unless extended by mutual agreement of the Company and Executive. During the period between the Position Resignation Date and the Employment Resignation Date (the "Employment Continuation Period", Executive's duties shall be focused on special projects to be agreed upon between the Company and Executive. During the Employment Continuation Period, Executive shall be compensated at a semi-monthly salary of $3,750.

          (c) Payments and Medical Benefits. Subject to, and in consideration of, Executive's release of claims as of the Position Resignation Date contemplated by Section 5 and Executive's other covenants and agreements contained herein and provided that the Benefit Effective Date (as such term is defined below) occurs, the Company shall provide Executive with the payments and benefits set forth in this subsection (c).

               (i) Severance Payments. The Company shall pay to the Executive
     (A) an amount equal to one (1) times the sum of the Executive's base salary and target bonus (which shall be deemed to be 60% for purposes of this paragraph), payable in twenty-four (24) equal bi-monthly payments starting with the first full pay period of the Company following the Benefit Effective Date. Executive acknowledges and agrees that the Executive severance payments provided under this Section 1(c)(i) are, but for the mutual covenants and agreements set forth in this Agreement, in addition to any consideration that he would otherwise be entitled to receive.

               (ii) Medical Benefits. In the event that Executive elects continued medical benefits covering Executive and Employee's qualifying dependents under the Company's group health plan - pursuant to the statutory scheme commonly known as "COBRA" - the Company shall pay for such coverage for the six-month period following the Employment Resignation Date. Notwithstanding the foregoing, Executive shall immediately inform the Company in writing if Executive obtains medical coverage during such six-month period following the Employment Resignation Date from another source and, upon receipt of such notice, the Company shall no longer be obligated to pay for such coverage; provided, that the Executive's coverage with the Company shall be discontinued upon subsequent employment only to the extent that any pre-existing medical conditions are covered under the new employer's medical plan (for purposes of determining the period of continuation coverage to which the Executive or any of his dependents is entitled pursuant to Section 4980B of the Code (or any successor provision thereto) under any group health plan maintained by the Company or its Affiliates, the Executive shall be considered to have remained employed until the termination of the above-described coverage). When the Company's obligation to continue such coverage ends, Executive may pay for coverage for the remainder of the COBRA period.

          (d) Other Benefits. In consideration of Executive's covenants and agreements contained herein, the Company shall provide Executive with the benefits set forth in this subsection (d).

               (i) Stock Options. All of the shares of common stock, par value $.01 per share, of the Company (the "Common Stock") subject to stock options granted to Executive under the Company's applicable stock option plans which are scheduled to vest on or prior to the Employment Resignation Date (the "Vesting Date") shall vest in accordance with their terms. All of the shares of Common Stock subject to stock options granted to Executive under the Company's applicable stock option plans scheduled to vest following the Vesting Date shall expire and be forfeited as of the Employment Resignation Date. All stock options owned by Executive as of the Employment Resignation Date shall be exercisable in accordance with the terms thereof.


     Section 2. Return of Records and Equipment. Executive agrees to return prior to the Employment Resignation Date all physical, computerized, electronic or other types of records, documents, proposals, notes, lists, files and any and all other materials including, without limitation, computerized and/or electronic information that refers, relates or otherwise pertains to the Company and/or its affiliates or subsidiaries, and any and all business dealings of said persons and entities. Executive shall return prior to the Employment Resignation Date to the Company all computers that Executive has been issued during the course of Executive's employment or which Executive otherwise currently possesses. In addition, by the Employment Resignation Date, Executive shall return to the Company all other property or equipment that Executive has been issued during the course of Executive's employment or which Executive otherwise currently possesses, including, but not limited to, any cellular phones, Blackberries, Palm Pilots, any other PDA devices and/or pagers. Executive acknowledges that he is not authorized to retain any physical, computerized, electronic or other types of copies of any such physical, computerized, electronic or other types of records, documents, proposals, notes, lists, files or materials, and is not authorized to retain any other property or equipment of the Company or its affiliates and subsidiaries. Executive further agrees that he will immediately forward to the Company any business information regarding the Company and/or its affiliates and subsidiaries that has been or is inadvertently directed to Executive following Executive's last day of employment with the Company. The provisions of this paragraph are in addition to any other written agreements on this subject that Executive may have with the Company and/or any of its affiliates and subsidiaries, and are not meant to and do not excuse any additional obligations that he may have under such agreements.

Section 3.      Non-Competition; Confidentiality; Non-solicitation.
                --------------------------------------------------

          (a) Non-Competition. Executive agrees that during the remainder of his employment and for a period of twenty-four (24) months immediately following the Position Resignation Date, in the United States, Canada or any other place where the Company and its affiliates conduct substantial manufacturing operations relating to the Company's businesses, directly or indirectly (i) engage or participate in any of the Company's principal businesses; (ii) enter the employ of, or render any other services to, any person engaged in any of the Company's principal businesses; or (iii) become interested in any such person in any capacity, including, without limitation, as an individual, partner, shareholder, lender, officer, director, principal, agent, consultant, advisor or trustee; provided, however, that Executive may own, directly or indirectly, solely as an investment, securities of any person traded on any national securities exchange or listed on the National Association of Securities Dealers Automated Quotation System if Executive is not a controlling person of, or a member of a group which controls, such person and Executive does not, directly or indirectly, own five percent (5.0%) or more of any class of equity securities, or securities convertible into or exercisable or exchangeable for five percent (5.0%) or more of any class of equity securities, of such person. The Company and Executive hereby agree that the non-compete obligations contained in this Section 3(a) shall supercede and control over any other similar obligations contained in any other agreements or documents which such other obligations shall have no force or effect.

          (b) Confidentiality. Executive agrees that at all times during or after his employment by the Company, he will not use, disclose or disseminate any trade secrets, confidential information or any other information of a secret, proprietary, confidential or generally undisclosed nature relating to the Company and/or its affiliates and subsidiaries, or their respective businesses, contracts, projects, proposed projects, revenues, costs, operations, methods or procedures. The provisions of this Section 3(b) are in addition to any other written agreements on this subject that Executive may have with the Company and/or any of its affiliates and subsidiaries, and are not meant to and do not excuse any additional obligations that he may have under such agreements.

          (c) Non-solicitation. Executive agrees that during the remainder of his employment and for a period of twenty-four (24) months immediately following the Position Resignation Date, Executive shall not either directly or indirectly solicit, induce, recruit, or encourage to leave the employment of the Company or its affiliates and subsidiaries for any reason and/or to perform work for a competitor of the Company or its affiliates and subsidiaries (as an employee, independent contractor, or otherwise) (such conduct is collectively referred to as "solicitation") any person who is then employed by the Company or its affiliates and subsidiaries or who left the employ of the Company or its affiliates and subsidiaries less than six (6) months prior to the solicitation.

     Section 4. Non-Disparagement Covenant. Executive agrees that he will not in any way disparage the Company or its current and former officers, directors and employees, verbally or in writing, or make any statements to the press or to third parties that may reasonably be derogatory or detrimental to the Company's good name or business reputation. Nothing in this section shall preclude Executive from responding truthfully to inquiries made in connection with any legal or governmental proceeding pursuant to subpoena or from making such other statements as may be required by applicable law.

     Section 5. Release of Claims. Executive hereby agrees and acknowledges that as a condition to the receipt of any payments and benefits set forth in
Section 1(c) above, Executive shall execute and deliver to the Company the form of the release attached hereto as Exhibit A (the "Release") on or following the Position Resignation Date and shall not revoke Executive's consent to the Release within seven (7) calendar days following Executive's execution. Provided that Executive does not revoke his consent to the Release within such seven-day period, the eighth day following execution of the Release shall be the "Benefit Effective Date."

     Section 6. Cooperation. Executive agrees that he will reasonably cooperate in any claims, litigation or other legal actions in which the Company or its subsidiaries or affiliates may become involved. Such cooperation shall include Executive making himself available, upon the request of the Company and at the Company's expense, for depositions, court appearances and interviews by Company's counsel. To the maximum extent permitted by law, Executive agrees that he will notify the Board, in care of the Chairman of Board, if he is contacted by any government agency or any other person contemplating or maintaining any claim or legal action against the Company or its subsidiaries or affiliates or by any agent or attorney of such person.

Section 7.      Miscellaneous Provisions.

          (a) Fees and Expenses. Each party hereto agrees to bear its own fees and expenses relating to each of the matters referred to, contemplated by or the subject of this Agreement.

          (b) Amendment and Modification. This Agreement may be amended, modified and supplemented only by written agreement of Executive and the Company. No waiver of any breach of any term or provision of this Agreement shall be construed to be, nor shall be, a waiver of any other breach of this Agreement. No waiver shall be binding unless in writing and signed by the party waiving the breach.

          (c) Notices. All notices, requests, demands and other communications required or permitted shall be made in writing by hand-delivery, telecopier (with written confirmation) or air courier guaranteeing overnight delivery:

               (i) If to the Executive, to:

                           Phillip D. Harris
                           c/o Packaging Dynamics Corporation
                           3900 West 43rd Street
                           Chicago, Illinois 60632
                           Telecopier No.: (773) 254-8136

or to such other persons or addresses as Executive shall reasonably furnish to the Company;

               (ii) If to the Company, to:

                           Packaging Dynamics Corporation
                           3900 West 43rd Street
                           Chicago, Illinois 60632
                           Attention: Frank V. Tannura
                           Telecopier No.: (773) 254-8136

                           with a copy to:

                           Skadden, Arps, Slate, Meagher & Flom (Illinois) 333 West Wacker Drive
                           Chicago, Illinois  60606
                           Attention:  William R. Kunkel
                           Telecopier No.: (312) 407-0411

or to such other persons or addresses as the Company shall reasonably furnish to Executive in writing.

     All such notices, requests, demands and other communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

          (d) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall fail to be in effect only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement or of any such provision.

          (e) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflicts of law doctrine.

          (f) Jointly Drafted. Executive understands that this Agreement, including the Release, is deemed to have been drafted jointly by the parties. Any uncertainty or ambiguity shall not be construed for or against any party based on attribution of drafting to any party.

          (g) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (h) Headings. The headings of the Sections of this Agreement are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement.

          (i) Entire Agreement. This Agreement, including the Release, sets forth the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and, except as expressly stated in this Agreement, supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, relating to the subject matter hereof.

          (j) Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by a party of any covenants or agreements contained in this Agreement will cause the other party to sustain injury for which it would not have an adequate remedy at law for money damages. Therefore, each of the parties hereto agrees that in the event of any such breach, the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and preliminary and permanent injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity, and the parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

          (k) Successors; Assignment; Third-Party Beneficiaries. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto, and their respective heirs, legatees, executors, administrators, legal representatives, successors and assigns, but except as otherwise provided for or permitted herein neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party; provided, that the provisions of the Release are intended to be for the benefit of, and shall be enforceable by, each Released Party (as such term is defined in the Release) and his, her or its heirs, legatees, executors, administrators, legal representatives, successors and assigns.

          (l) Reliance. Executive understands and acknowledges that reliance is placed wholly upon Executive's own judgment, belief and knowledge as to the propriety of entering into this Agreement, including the Release. Executive further acknowledges that he is relying solely upon the contents of this Agreement, that there have been no other representations or statements made by the Company and/or its affiliates and subsidiaries, and that Executive is not relying on any other representations or statements whatsoever of the Company and/or its affiliates and subsidiaries as an inducement to enter into this Agreement or the Release, and if any of the facts upon which Executive now relies in making this Agreement, including the Release, shall hereafter prove to be otherwise, this Agreement and the Release shall nonetheless remain in full force and effect.

          (m) Counsel. Executive acknowledges that he has personally read this Agreement and that he has reviewed, or has had the opportunity to review, this Agreement with legal counsel of his own choosing. Executive further acknowledges that he has been provided a full and ample opportunity to study this Agreement that it fully and accurately reflects the content of any and all understandings and agreements between the parties concerning the matters referenced herein, that there have been no other representations or statements made by the Company and/or its affiliates and subsidiaries, and that Executive is not relying on any other representations whatsoever as an inducement to execute this Agreement.

          (n) Withholding. Any payments provided for under this Agreement shall be paid net of any applicable withholding required under federal, state or local law and any additional withholding to which Executive has agreed.


                 [Remainder of page intentionally left blank.]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.


                                PACKAGING DYNAMICS CORPORATION


                                By: /s/ Frank V. Tannura
                                    -------------------------------
                                Name:  Frank V. Tannura
                                Title: Chairman and Chief Executive Officer


                                 EXECUTIVE


                                 By: /s/ Phillip D. Harris
                                     -------------------------------
                                     Name: Phillip D. Harris

                                   EXHIBIT A

                                                    THIS AGREEMENT MAY NOT BE
                                           SIGNED PRIOR TO SEPTEMBER 30, 2005
                                           ----------------------------------

                               RELEASE AGREEMENT
                               -----------------

     For good and valuable consideration, Phillip D. Harris (the "Executive") hereby agrees to the terms of this agreement (this "Release Agreement") on the date indicated below.

     1.    Release.
           --------

     (a) The Executive, on behalf of himself, his heirs, executors, administrators, successors and assigns, hereby irrevocably and unconditionally releases Packaging Dynamics Corporation (the "Company") and its parents, subsidiaries, divisions and affiliates, together with their respective owners, assigns, agents, directors, partners, officers, members, employees, insurers, employee benefit programs (including, but not limited to, trustees, administrators, fiduciaries, and insurers of such programs), attorneys and representatives and any of their predecessors and successors and each of their estates, heirs and assigns (collectively, the "Company Releasees") from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, causes of action, rights, costs, losses, debts and expenses of any nature whatsoever, known or unknown, which the Executive or his heirs, executors, administrators, successors or assigns ever had, now have or hereafter can, will or may have (either directly, indirectly, derivatively or in any other representative capacity) by reason of any matter, fact or cause whatsoever against the Company or any of the other Company Releasees from the beginning of time to the date of this Agreement. This release includes, without limitation, all claims arising out of, or relating to, the Executive's employment and/or end of his employment with the Company and all claims arising under any federal, state and local labor, employment and/or anti-discrimination laws including, without limitation, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Employee Retirement Income Security Act of 1974 ("ERISA"), the Americans with Disabilities Act, Title VII of the Civil Rights Act of 1964, the Family and Medical Leave Act, the Civil Rights Act of 1991, the Fair Labor Standards Act, the Equal Pay Act, the Immigration and Reform Control Act, the Uniform Services Employment and Re-Employment Act, the Rehabilitation Act of 1973, Executive Order 11246, the Sarbanes-Oxley Act of 2002, and the Illinois Human Rights Act, each as amended. Nothing in this Paragraph 1(a) shall be deemed to release (i) the Executive's right to any vested benefits under the Company's 401(k) plan or any other Company "employee benefit plans" within the meaning of Section 3(3) of ERISA, or (ii) the Executive's right to enforce the terms of the Separation Agreement, dated September 21, 2005, between the Company and the Executive (the "Separation Agreement").

     (b) The Executive acknowledges and agrees that the Company has fully satisfied any and all obligations owed to the Executive arising out of the Executive's employment with Company, and no further sums are owed to the Executive by Company or by any of the other Company Releasees, except as expressly provided in the Separation Agreement and under the Company's 401(k) plan or any other Company "employee benefit plans" within the meaning of
Section 3(3) of ERISA.

     (c) The Executive represents that he has no complaints, charges or lawsuits pending against the Company or any of the other Company Releasees. The Executive further covenants and agrees that neither he nor his heirs, executors, administrators, successors or assigns will be entitled to any personal recovery in any proceeding of any nature whatsoever against the Company or any of the other Company Releasees arising out of any of the matters released in this Paragraph 1.

     2. Consultation with Attorney/Voluntary Agreement. The Executive acknowledges that (i) the Company has advised the Executive of his right to consult with an attorney prior to executing this Release Agreement, (ii) the Executive has consulted with an attorney regarding the terms of this Release Agreement prior to executing it, (iii) the Executive has carefully read and fully understands all of the provisions of this Release Agreement, and (iv) the Executive is entering into this Release Agreement, including the releases set forth in Paragraph 1 above, knowingly, freely and voluntarily in exchange for good and valuable consideration, including the obligations of the Company under the Separation Agreement.

     3.    Consideration & Revocation Period.

     (a) The Executive acknowledges that he has at least twenty-one (21) calendar days to consider the terms of this Release Agreement, although he may sign it sooner, provided that he may not sign this Release Agreement prior to September 30, 2005.

     (b) The Executive will have seven (7) calendar days from the date on which he signs this Release Agreement to revoke his consent to the terms of this Release Agreement. Such revocation must be in writing and must be addressed and sent via facsimile as follows: Packaging Dynamics Corporation,
Attention: Frank V. Tannura, 3900 West 43rd Street, Chicago, Illinois 60632, Facsimile No.: (773) 254-8136. Notice of such revocation must be received within the seven (7) calendar days referenced above. In the event of such revocation by the Executive, this Release Agreement shall not become effective and the Executive shall not have any rights under Paragraph 1(c) of the Separation Agreement.

     (c) Provided that the Executive does not revoke this Release Agreement, this Release Agreement shall become effective on the eighth calendar day after the date on which the Executive signs this Release Agreement.

     4. No Admission of Wrongdoing. Nothing herein or in the Separation Agreement is to be deemed to constitute an admission of wrongdoing by Company or any of the other Company Releasees.

     5. Assignment. This Release Agreement is personal to the Executive and may not be assigned by the Executive. This Release Agreement is binding on, and will inure to the benefit of, Company and the other Company Releasees.

     6. Enforceability. In the event that any one or more of the provisions of this Release Agreement is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remainder hereof will not in any way be affected or impaired thereby and any such provision or provisions will be enforced to the fullest extent permitted by law.

     7. Governing Law; Venue. This Release Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to its conflicts of law doctrine.

     8. Entire Agreement. This Release Agreement and the Separation Agreement set forth the entire understanding between the Executive and the Company, and supersede all prior agreements, representations, discussions, and understandings concerning their subject matter. The Executive represents that, in executing this Release Agreement, the Executive has not relied upon any representation or statement made by the Company or any other Company Releasees, other than those set forth herein, with regard to the subject matter, basis or effect of this Release Agreement or otherwise.

     IN WITNESS WHEREOF, the Executive has executed this Release Agreement on the date indicated below.

EXECUTIVE


-----------------          ----------
Phillip D. Harris          Date